Exhibit 99.1

Revlon Reports 2014 Results

NEW YORK--(BUSINESS WIRE)--March 12, 2015--Revlon, Inc. (NYSE:REV) today announced results for the year ended December 31, 2014. As a result of the acquisition of The Colomer Group (“TCG”) in October 2013, to provide a basis for comparing 2014 to 2013, this release presents the Company’s results using the following measures: GAAP as reported (“As Reported”); Non-GAAP (“Adjusted”), which excludes certain non-recurring items and non-operating items from As Reported results; and Non-GAAP pro forma (“Pro Forma Adjusted”), which represents pro forma results, or the As Reported financial results and Revlon’s financing related to the TCG acquisition as if they were a combined company for all of 2013 (“Pro Forma”), and excludes certain non-recurring items and non-operating items from such Pro Forma results.

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Lorenzo Delpani, said “2014 was a year of significant change and transformation, resulting in strong growth for Revlon’s business. We integrated TCG into the Company and delivered the expected synergies and related cost reductions. We re-designed our organization and significantly increased our investment to build and support our key brands. We launched our Revlon Love Is On campaign in November 2014 and our Almay Simply American Campaign in January 2015. Thanks to our strategy of value creation and the integration synergies, our 2014 financial performance was the best in many years. On a Pro Forma, XFX1 basis, our 2014 net sales increased 4.7% and Adjusted EBITDA increased 12.9%, while at the same time we have substantially increased our brand support by $38.1 million, representing a 10.8% increase over 2013. We are pleased with these results and this motivates us to continue our efforts to re-position our core Consumer brands and to maintain and build on the strong momentum of our Professional business.”

Total Company Full Year Results
(USD millions, except per share data)	Year Ended December 31,
	2014		2013		2013 Pro Forma
	As Reported	Adjusted	As Reported	Adjusted	Adjusted

Net Sales
Consumer	$1,438.3	$1,438.3	$1,394.2	$1,394.2	$1,444.9
Professional	502.7	502.7	100.5	100.5	464.0
Total Company net sales	$1,941.0	$1,941.0	$1,494.7	$1,494.7	$1,908.9

Segment Profit
Consumer	$347.6	$347.6	$347.2	$347.2	$349.3
Professional	104.8	104.8	5.1	5.1	70.9
Total Company segment profit	$452.4	$452.4	$352.3	$352.3	$420.2

Operating income	$235.5	$267.1	$189.0	$206.8	$249.1

EBITDA	$338.1	$375.2	$265.7	$283.7	$348.4

Income from continuing operations, before income taxes	$117.4	$157.0	$70.6	$118.7	$139.9

Income from continuing operations, net of taxes	$39.6		$24.6
Diluted earnings per common share	$0.76		$0.47

Net income (loss)	$40.9		$(5.8)
Diluted earnings (loss) per common share	$0.78		$(0.11)
_______________________
[1] “XFX” excludes the impact of foreign currency fluctuations.

See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results and to Pro Forma Adjusted results are provided as an attachment.

Segment Results

The Company’s results of operations of its brands sold in retail channels, including retail brands acquired as part of the TCG acquisition, are included in the “Consumer” segment, and the results of operations of the brands sold in professional channels acquired as part of the TCG acquisition are included in the “Professional” segment.

(USD millions)	Twelve Months Ended December 31,
	Net Sales				Segment Profit (b)
	2014 As Reported	2013 Pro Forma	% Change	XFX % Change	2014 As Reported	2013 Pro Forma	% Change	XFX % Change

Consumer	$1,438.3	$1,444.9	-0.5%	3.2%	$347.6	$349.3	-0.5%	4.4%
Professional	502.7	464.0	8.3%	9.4%	104.8	70.9	47.8%	49.5%
Total	$1,941.0	$1,908.9	1.7%	4.7%	$452.4	$420.2	7.7%	12.0%

Segment profit is defined in footnote (b) below. Segment profit excludes unallocated corporate expenses, depreciation and amortization and the impact of certain non-recurring items, as discussed in footnote (a) below.

Consumer Segment

As Reported Consumer segment net sales were essentially flat in 2014, as compared to 2013. Net sales during 2014 increased 3.2% on an XFX basis, primarily driven by higher 2014 net sales of Revlon color cosmetics, Revlon ColorSilk hair color and Mitchum products, partially offset by lower net sales of fragrances, Almay color cosmetics and SinfulColors and Pure Ice color cosmetics. In addition, net sales in 2014 included $15.1 million of favorable returns reserve adjustments in the U.S. as a result of lower expected discontinued products in the future related to the Company's strategy to focus on fewer, bigger and better innovations, partially offset by increased returns expense for current year returns. The Consumer segment also includes the retail brands acquired in the TCG acquisition, which represented $67.8 million of As Reported net sales in 2014 and $67.0 million of Pro Forma net sales in 2013.

Consumer segment profit in 2014 was $347.6 million, as compared to Pro Forma Consumer segment profit of $349.3 million in 2013. On an XFX basis, Consumer segment profit increased 4.4%, primarily driven by higher gross profit as a result of the increases in net sales, as discussed above, as well as price increases and favorable mix. This increase was partially offset by $32.0 million of higher brand support expenses for the Company's Consumer brands.

Professional Segment

Professional segment net sales in 2014 were $502.7 million, compared to Pro Forma net sales of $464.0 million in 2013. On an XFX basis, net sales during 2014 increased 9.4% primarily due to higher net sales of American Crew, Revlon Professional products, CND nail products and Creme of Nature products.

Professional segment profit in 2014 was $104.8 million, as compared to Pro Forma Professional segment profit of $70.9 million in 2013. On an XFX basis, Professional segment profit increased 49.5% during 2014, primarily driven by higher gross profit as a result of the increases in net sales, as discussed above, and lower general and administrative expenses driven by synergies and organizational cost-reductions as a result of the Integration Program, partially offset by $6.1 million of higher brand support expenses for the Company's Professional brands.

Geographic Net Sales - Total Company
(USD millions)	Twelve Months Ended December 31,
Net Sales:	2014 As Reported	2013 As Reported	2013 Pro Forma	Pro Forma % Change	Pro Forma XFX % Change

United States	$1,021.9	$832.8	$969.4	5.4%	5.4%
International	919.1	661.9	939.5	-2.2%	4.0%
Total Net Sales	$1,941.0	$1,494.7	$1,908.9	1.7%	4.7%

United States

Total Company U.S. net sales in 2014 were $1,021.9 million, compared to $969.4 million of Pro Forma U.S. net sales in 2013, an increase of 5.4%. Net sales in the U.S. increased in the Consumer segment, primarily driven by higher U.S. net sales of Revlon color cosmetics, Revlon ColorSilk hair color and Mitchum products, partially offset by lower net sales of Almay color cosmetics and SinfulColors and Pure Ice color cosmetics. Net sales in the U.S. increased in the Professional segment primarily due to higher net sales of American Crew and Creme of Nature products. In addition, 2014 U.S. net sales included $15.1 million of favorable returns reserve adjustments, as discussed above.

International

Total Company International net sales in 2014 were $919.1 million, compared to $939.5 million of Pro Forma International net sales in 2013. On an XFX basis, net sales during 2014 increased 4.0%. Within the Consumer segment, the Company had higher net sales of Revlon color cosmetics in Venezuela and Japan, as well as Mitchum products primarily in the U.K., partially offset by lower net sales of Revlon color cosmetics in certain distributor markets and fragrances in the U.K. and Italy. Results in Venezuela benefited from the increased availability of U.S. Dollars to import finished goods for sale in Venezuela in 2014, as compared to 2013. Within the Professional segment, the Company had higher net sales of CND nail products, American Crew and Revlon Professional products throughout most of the International region in 2014.

Total Company Results

Total Company Adjusted operating income in 2014 was $267.1 million, compared to Pro Forma Adjusted operating income of $249.1 million in 2013, an increase of 7.2%, or 14.2% on an XFX basis. Total Company Adjusted EBITDA in 2014 was $375.2 million, compared to Pro Forma Adjusted EBITDA of $348.4 million in 2013, an increase of 7.7%, or 12.9% on an XFX basis. The Pro Forma XFX increase in Adjusted operating income and Adjusted EBITDA was primarily due to the 4.7% XFX increase in net sales and approximately $17 million of synergies and organizational cost reductions related to the Integration Program, partially offset by higher brand support expenses of $38.1 million, all as discussed above in segment profit. In addition, the Company had higher general and administrative expenses, primarily comprised of higher severance costs and incentive compensation expenses. For the Integration Program, the Company expects to achieve annualized cost reductions in the aggregate of approximately $30 million to $35 million by the end of 2015.

Non-recurring items excluded from these Adjusted results in 2014 include charges of $22.6 million for restructuring and related charges, $6.4 million in acquisition and integration costs related to the TCG acquisition and $2.6 million in cost of sales related to an inventory purchase accounting adjustment as a result of the TCG acquisition. Non-recurring items excluded from Pro Forma Adjusted EBITDA and Pro Forma Adjusted operating income results in 2013 include a $26.4 million gain from insurance proceeds related to the June 2011 fire that destroyed the Company’s facility in Venezuela, a $7.6 million charge for estimated costs to clean-up the Venezuela facility, charges of $5.0 million for restructuring and related charges and a benefit of $1.8 million from shareholder litigation recoveries.

Adjusted income from continuing operations, before income taxes, was $157.0 million in 2014 compared to Pro Forma Adjusted income from continuing operations, before income taxes, of $139.9 million in 2013, an increase of $17.1 million, or 12.2%. The increase was driven by the increases discussed in Adjusted operating income above, as well as lower interest expense on a Pro Forma basis, partially offset by higher foreign currency losses as a result of the revaluation of certain U.S. Dollar denominated intercompany payables during 2014, as compared to 2013.

On an As Reported basis, net income in 2014 was $40.9 million, or $0.78 earnings per diluted share, compared to a net loss of $(5.8) million, or $(0.11) earnings per diluted share, in 2013.

Cash Flow for the Full Year Period

Net cash provided by operating activities in 2014 was $174.0 million compared to $123.3 million in the same period last year. Cash provided by operating activities in 2014, as compared to the same period last year, increased $50.7 million, mostly driven by higher cash provided by operating activities primarily related to the operations acquired in the TCG acquisition, partially offset by unfavorable changes in working capital, including higher interest payments, higher restructuring payments and higher tax payments. Free cash flow provided in 2014 was $121.9 million compared to $111.5 million of free cash flow provided in 2013, representing an increase of $10.4 million. The drivers of the difference between the increase in cash provided by operating activities and the increase in free cash flow was $26.9 million of increased capital expenditures, primarily within the Professional business, as well as $13.1 million of cash proceeds received in 2013 from the settlement of insurance claims.

Fourth Quarter 2014 Results

Below presents the Company’s results for the fourth quarter of 2014 and 2013, respectively, presented on the same basis as the year-to-date 2014 results referred to above.

(USD millions, except per share data)	Three Months Ended December 31,
	2014		2013		2013 Pro Forma
	As Reported	Adjusted	As Reported	Adjusted	Adjusted

Net Sales
Consumer	$383.3	$383.3	$390.5	$390.5	$390.5
Professional	117.7	117.7	100.5	100.5	110.3
Total Company net sales	$501.0	$501.0	$491.0	$491.0	$500.8

Segment Profit
Consumer	$115.6	$115.6	$107.0	$107.0	$107.0
Professional	16.3	16.3	5.1	5.1	4.7
Total Company segment profit	$131.9	$131.9	$112.1	$112.1	$111.7

Operating income	$75.9	$80.7	$33.5	$66.5	$65.3

EBITDA	$102.1	$108.7	$58.8	$92.0	$91.6

Income from continuing operations, before income taxes	$45.9	$50.7	$6.7	$41.3	$39.4

Income (loss) from continuing operations, net of taxes	$2.3		$(9.0)
Diluted earnings (loss) per common share	$0.04		$(0.17)

Net income (loss)	$2.7		$(33.1)
Diluted earnings (loss) per common share	$0.05		$(0.63)

Segment Results

(USD millions)	Three Months Ended December 31,
	Net Sales				Segment Profit (b)
	2014 As Reported	2013 Pro Forma	% Change	XFX % Change	2014 As Reported	2013 Pro Forma	% Change	XFX % Change

Consumer	$383.3	$390.5	-1.8%	5.4%	$115.6	$107.0	8.0%	17.6%
Professional	117.7	110.3	6.7%	12.1%	16.3	4.7	246.8%	257.4%
Total	$501.0	$500.8	0.0%	6.9%	$131.9	$111.7	18.1%	27.7%

Consumer Segment

As Reported Consumer segment net sales were $383.3 million in the fourth quarter of 2014, as compared to Pro Forma net sales of $390.5 million in the prior year period. On an XFX basis, net sales in the fourth quarter of 2014 increased 5.4%, primarily driven by higher net sales of Revlon and Almay color cosmetics, Revlon ColorSilk hair color and Mitchum products, partially offset by lower net sales of fragrances and SinfulColors color cosmetics.

Consumer segment profit in the fourth quarter of 2014 was $115.6 million, as compared to Pro Forma Consumer segment profit of $107.0 million in the prior year period. On an XFX basis, Consumer segment profit increased 17.6%, primarily driven by higher gross profit as a result of the increase in net sales, as discussed above, as well as decreased cost of sales as a result of favorable mix. This increase was partially offset by $8.6 million of higher brand support expenses to support the Company's Consumer brands in the fourth quarter of 2014 compared to the year ago period.

Professional Segment

Professional segment net sales in the fourth quarter of 2014 were $117.7 million, compared to Pro Forma net sales of $110.3 million in 2013. On an XFX basis, net sales in the fourth quarter of 2014 increased 12.1%, primarily due to higher net sales of American Crew and Revlon Professional products.

Professional segment profit in the fourth quarter of 2014 was $16.3 million, as compared to Pro Forma Professional segment profit of $4.7 million in the prior year period. On an XFX basis, Professional segment profit increased over 100%, primarily driven by higher gross profit as a result of the increase in net sales, as discussed above, and lower general and administrative expenses driven by synergies and organizational cost-reductions as a result of the Integration Program, partially offset by $3.9 million of higher brand support expenses in the fourth quarter of 2014 within the Professional Division.

Geographic Net Sales - Total Company
(USD millions)	Three Months Ended December 31,
Net Sales:	2014 As Reported	2013 As Reported	2013 Pro Forma	Pro Forma % Change	Pro Forma XFX % Change

United States	$272.7	$251.0	$255.6	6.7%	6.7%
International	228.3	240.0	245.2	-6.9%	7.1%
Total Net Sales	$501.0	$491.0	$500.8	0.0%	6.9%

United States

Total Company U.S. net sales in the fourth quarter of 2014 were $272.7 million, compared to $255.6 million of Pro Forma U.S. net sales in the fourth quarter of 2013, an increase of 6.7%. Net sales in the U.S. increased in the Consumer segment, primarily driven by higher U.S. net sales of Revlon and Almay color cosmetics, Revlon ColorSilk hair color and Mitchum products, partially offset by lower net sales of SinfulColors color cosmetics. Net sales in the U.S. increased in the Professional segment primarily due to higher net sales of American Crew and CND nail products in the fourth quarter of 2014.

International

Total Company International net sales in the fourth quarter of 2014 were $228.3 million, compared to $245.2 million of Pro Forma International net sales in the prior year period. On an XFX basis, net sales in the fourth quarter of 2014 increased 7.1%. Within the Consumer segment, the Company had higher net sales of Revlon color cosmetics, primarily in Venezuela, benefitting from the increased availability of U.S. Dollars to import finished goods for sale in Venezuela in 2014, as compared to 2013. Within the Professional segment, the Company had higher net sales of American Crew and Revlon Professional products throughout most of the International region in the fourth quarter of 2014.

Total Company Results

The increase in Adjusted operating income and Adjusted EBITDA in the fourth quarter of 2014, as compared to the fourth quarter of 2013, of 23.6% and 18.7%, or 40.4% and 30.7% on an XFX basis, respectively, was primarily due to increased net sales and segment profit, as discussed above.

2014 Results and Conference Call

The Company will host a conference call with members of the investment community on March 12, 2015 at 9:30 A.M. EDT to discuss 2014 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: Adjusted EBITDA; Adjusted operating income; Adjusted income from continuing operations, before income taxes; pro forma results; and free cash flow are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

For comparison purposes, pro forma non-GAAP results reflect the financial results of both the Company and TCG as if they were a combined company for all of 2013, including adjustments related to the financing of the TCG acquisition, and excluding the non-recurring items referred to below. Such pro forma results make certain adjustments or exclude certain charges and gains that are identified in the reconciliation table of GAAP to pro forma non-GAAP information provided at the end of this release. Management believes that this pro forma non-GAAP information provides investors with additional information to assess the Company’s operating performance and to compare the Company’s operating performance to prior periods by making certain adjustments or excluding certain costs or gains that are not reflective of the Company’s ongoing operations. Management uses this pro forma non-GAAP information, along with GAAP information, in evaluating the combined Company’s historical performance. Pro forma results are not necessarily indicative of the operating results that would have occurred if the TCG Acquisition had been completed for the period presented. In addition, the unaudited pro forma results do not purport to project the future consolidated operating results of the combined company. Pro forma non-GAAP results are unaudited and are not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. Pro forma non-GAAP information should not be viewed as a substitute for other results prepared in accordance with GAAP. Unless identified as “pro forma” results or as one of the non-GAAP measures referred to in this footnote, the results are presented on an As Reported basis pursuant to GAAP. For additional information regarding the Company’s and TCG’s pro forma results stated on a GAAP basis, please refer to the Company’s 2014 Form 10-K filed with the SEC.

The Company defines Adjusted EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, miscellaneous expenses (the foregoing being the “Non-Operating Exclusions”), as well as to exclude non-cash stock compensation expense and certain other non-recurring items that are not directly attributable to the Company's underlying operating performance (the “Non-Recurring Items”), such as those described in the following table:

(USD millions) Income / (Loss)	YTD 2014	YTD 2013	Pro Forma YTD 2013
Restructuring and related charges	$(22.6)	$(4.5)	$(5.0)
TCG acquisition and integration costs	(6.4)	(25.4)	-
Inventory purchase accounting adjustment related to TCG	(2.6)	(8.5)	-
Insurance gain related to the 2011 fire in Venezuela	-	26.4	26.4
Accrual for Venezuela fire clean-up	-	(7.6)	(7.6)
Shareholder litigation recoveries	-	1.8	1.8

(USD millions) Income / (Loss)	Q4 2014	Q4 2013	Pro Forma Q4 2013
Restructuring and related charges	$(3.8)	$(2.3)	$(2.3)
TCG acquisition and integration costs	(1.0)	(19.1)	-
Inventory purchase accounting adjustment	-	(8.5)	-
Gain from insurance proceeds related to Venezuela fire	-	-	-
Accrual for Venezuela fire clean-up	-	(3.1)	(3.1)
Shareholder litigation recoveries	-	-	-

Adjusted operating income also excludes the impact of the Non-Recurring Items and the Non-Operating Exclusions, other than depreciation and amortization.

Adjusted income from continuing operations, before income taxes, excludes the impact of the Non-Recurring Items, as well as loss on early extinguishment of debt and the foreign currency loss related to the re-measurement of Revlon Venezuela’s balance sheet.

The Company excludes the Non-Operating Exclusions and the Non-Recurring Items, as applicable, in calculating non-GAAP measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes and free cash flow as operating performance measures (in conjunction with GAAP measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes and free cash flow are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Additionally, management believes that Adjusted EBITDA, Adjusted operating income and Adjusted income from continuing operations before income taxes provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that because it has historically provided Adjusted EBITDA and free cash flow in its previous press releases, including such non-GAAP measures in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes and free cash flow, when used in conjunction with GAAP financial measures, are useful financial analysis measures, used by management, as described above, that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes and free cash flow should not be considered in isolation or as a substitute for net income/loss, operating income, income from continuing operations or net cash provided by operating activities, respectively, prepared in accordance with GAAP. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer and Professional segments, before the Non-Operating Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Recurring Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material intersegment sales.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the overall Consumer and/or Professional segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, statements as to the Company’s beliefs, expectations and estimates about (i) its 2014 financial results motivating the Company to continue its efforts to re-position its core Consumer brands and to maintain and build on the strong momentum of its Professional business; and (ii) achieving annualized cost reductions in the aggregate of approximately $30 million to $35 million by the end of 2015 related to the Integration Program. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2014 Annual Report on Form 10-K that we filed with the SEC on March 12, 2015 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2014 and 2015 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com). In addition to those factors, the Company's actual results could differ materially from those expressed in any forward-looking statements, including, among others, (i) difficulties or delays in realizing or less than anticipated benefits from the Company’s efforts to re-position its core Consumer brands and/or to continue its efforts to maintain and build on the strong momentum of its Professional business, such as due to: (a) less than expected growth from the Company’s Consumer and/or Professional brands; (b) less than expected acceptance of the Company’s new advertising, promotional, marketing and/or brand communication plans by salon and/or retail customers, or by consumers, in the Consumer or Professional segments; (c) less than expected investment in advertising, promotional and/or marketing activities and/or less than expected levels of execution of such activities with the Company’s retailer or salon customers in the Consumer and/or Professional segments or greater than expected competitive investment; (d) less than effective new product development for the Company’s Consumer and/or Professional segments; (e) less than expected acceptance of the Company’s new or existing products by consumers, salon professionals and/or retail customers in the Consumer and/or Professional segments; and/or (f) difficulties or delays in and/or the Company’s inability to complete the integration of the TCG business, in whole or in part, and/or changes in the timing of completing its expected integration actions, which could result in, among other things, less than expected investment in building the Company’s brands and/or less than expected growth and financial performance; and/or (ii) difficulties, delays or increased costs in connection with implementing the Integration Program, in whole or in part, which could result in less than expected cost reductions, more than expected costs to achieve the expected cost reductions or delays in achieving the expected cost reductions and/or less than expected benefits from the Integration Program. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. The business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(dollars in millions, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)

Net sales	$501.0	$491.0	$1,941.0	$1,494.7
Cost of sales	173.0	187.0	668.3	545.1
Gross profit	328.0	304.0	1,272.7	949.6
Selling, general and administrative expenses	247.9	249.7	1,009.5	731.7
Acquisition and integration costs	1.0	19.1	6.4	25.4
Restructuring charges and other, net	3.2	1.7	21.3	3.5

Operating income	75.9	33.5	235.5	189.0

Other expenses, net:
Interest expense	20.5	23.0	84.4	73.8
Interest expense - preferred stock dividends	-	0.1	-	5.0
Amortization of debt issuance costs	1.4	1.4	5.5	5.2
Loss on early extinguishment of debt	-	1.6	2.0	29.7
Foreign currency losses, net	7.1	0.5	25.0	3.7
Miscellaneous, net	1.0	0.2	1.2	1.0
Other expenses, net	30.0	26.8	118.1	118.4

Income from continuing operations before income taxes	45.9	6.7	117.4	70.6
Provision for income taxes	43.6	15.7	77.8	46.0
Income (loss) from continuing operations, net of taxes	2.3	(9.0)	39.6	24.6
Income (loss) from discontinued operations, net of taxes	0.4	(24.1)	1.3	(30.4)

Net income (loss)	$2.7	$(33.1)	$40.9	$(5.8)

Other comprehensive (loss) income:
Currency translation adjustment, net of tax	(7.5)	(0.5)	(24.6)	(4.1)
Amortization of pension related costs, net of tax	1.1	1.9	4.5	7.7
Pension re-measurement, net of tax	(69.6)	53.3	(69.6)	53.3
Revaluation of derivative financial instruments, net of tax	(1.4)	1.5	(3.7)	1.5
Other comprehensive (loss) income	(77.4)	56.2	(93.4)	58.4

Total comprehensive (loss) income	$(74.7)	$23.1	$(52.5)	$52.6

Basic earnings (loss) per common share:
Continuing operations	$0.04	$(0.17)	$0.76	$0.47
Discontinued operations	0.01	(0.46)	0.02	(0.58)
Net income (loss)	$0.05	$(0.63)	$0.78	$(0.11)

Diluted earnings (loss) per common share:
Continuing operations	$0.04	$(0.17)	$0.76	$0.47
Discontinued operations	0.01	(0.46)	0.02	(0.58)
Net income (loss)	$0.05	$(0.63)	$0.78	$(0.11)

Weighted average number of common shares outstanding:
Basic	52,369,092	52,356,798	52,359,897	52,356,798
Diluted	52,524,841	52,356,798	52,423,939	52,357,729

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$275.3	$244.1
Trade receivables, net	238.9	253.5
Inventories	156.6	175.0
Deferred income taxes - current	58.4	65.1
Prepaid expenses and other	44.6	61.4
Total current assets	773.8	799.1
Property, plant and equipment, net	212.0	195.9
Deferred income taxes - noncurrent	53.1	65.7
Goodwill	464.1	472.3
Intangible assets, net	327.8	360.1
Other assets	113.3	123.8
Total assets	$1,944.1	$2,016.9

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$6.6	$7.9
Current portion of long-term debt	31.5	65.4
Accounts payable	153.5	165.7
Accrued expenses and other	273.3	313.7
Total current liabilities	464.9	552.7
Long-term debt	1,832.4	1,862.3
Long-term pension and other post-retirement plan liabilities	200.9	118.3
Other long-term liabilities	90.0	80.1
Commitments and contingencies
Total stockholders' deficiency	(644.1)	(596.5)
Total liabilities and stockholders' deficiency	$1,944.1	$2,016.9

REVLON, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in millions)

	Year Ended
	December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$40.9	$(5.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	102.6	76.7
Foreign currency loss from Venezuela re-measurement	6.0	0.6
Amortization of debt discount	1.4	1.5
Stock-based compensation amortization	5.5	0.2
Provision for deferred income taxes	64.3	30.8
Loss on early extinguishment of debt	2.0	29.7
Amortization of debt issuance costs	5.5	5.2
Insurance proceeds for property, plant and equipment	-	(13.1)
Gain on sale of certain assets	(2.1)	(2.9)
Pension and other post-retirement income	(5.3)	(0.2)
Change in assets and liabilities:
(Increase) decrease in trade receivables	(5.5)	40.1
Decrease in inventories	9.2	10.2
Decrease in prepaid expenses and other current assets	15.2	7.5
Increase in accounts payable	0.2	19.0
Decrease in accrued expenses and other current liabilities	(2.7)	(11.4)
Pension and other post-retirement plan contributions	(19.0)	(18.5)
Purchases of permanent displays	(45.3)	(44.5)
Other, net	1.1	(1.8)
Net cash provided by operating activities	174.0	123.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(55.5)	(28.6)
Business acquisitions, net of cash and cash equivalents acquired	-	(627.6)
Insurance proceeds for property, plant and equipment	-	13.1
Proceeds from the sale of certain assets	3.4	3.7
Net cash used in investing activities	(52.1)	(639.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in short-term borrowings and overdraft	(4.7)	(6.3)
Repayment under the Amended and Restated Senior Subordinated Term Loan	(58.4)	-
(Repayments) borrowings under the Acquisition Term Loan	(7.0)	698.3
Proceeds from the issuance of the 5 3/4% Senior Notes	-	500.0
Repayment of the 9 3/4% Senior Secured Notes	-	(330.0)
Repayments under the 2011 Term Loan	-	(113.0)
Redemption of Preferred Stock	-	(48.6)
Payment of financing costs	(1.8)	(48.8)
Other financing activities	(3.2)	(2.6)
Net cash (used in) provided by financing activities	(75.1)	649.0
Effect of exchange rate changes on cash and cash equivalents	(15.6)	(5.1)
Net increase in cash and cash equivalents	31.2	127.8
Cash and cash equivalents at beginning of period	244.1	116.3
Cash and cash equivalents at end of period	$275.3	$244.1

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$85.6	$72.5
Income taxes, net of refunds	$21.1	$12.7
Preferred stock dividends	$-	$6.2

Supplemental schedule of non-cash investing and financing activities:
Treasury stock received to satisfy minimum tax withholding liabilities	$0.7	$-

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	December 31,
	2014	2013
	(Unaudited)
Reconciliation to net income (loss):

Net income (loss)	$2.7	$(33.1)
Income (loss) from discontinued operations, net of taxes	0.4	(24.1)
Income (loss) from continuing operations, net of taxes	2.3	(9.0)

Interest expense	20.5	23.1
Amortization of debt issuance costs	1.4	1.4
Loss on early extinguishment of debt	-	1.6
Foreign currency losses, net	7.1	0.5
Miscellaneous, net	1.0	0.2
Provision for income taxes	43.6	15.7
Depreciation and amortization	26.2	25.3

EBITDA	$102.1	$58.8

Non-cash stock compensation expense	1.8	0.2

Non-recurring items:
Restructuring and related charges	3.8	2.3
Acquisition and integration costs	1.0	19.1
Inventory purchase accounting adjustment	-	8.5
Accrual for Venezuela fire clean-up	-	3.1

Adjusted EBITDA	$108.7	$92.0

	Year Ended
	December 31,
	2014	2013
	(Unaudited)
Reconciliation to net income (loss):

Net income (loss)	$40.9	$(5.8)
Income (loss) from discontinued operations, net of taxes	1.3	(30.4)
Income from continuing operations, net of taxes	39.6	24.6

Interest expense	84.4	78.8
Amortization of debt issuance costs	5.5	5.2
Loss on early extinguishment of debt	2.0	29.7
Foreign currency losses, net	25.0	3.7
Miscellaneous, net	1.2	1.0
Provision for income taxes	77.8	46.0
Depreciation and amortization	102.6	76.7

EBITDA	$338.1	$265.7

Non-cash stock compensation expense	5.5	0.2

Non-recurring items:
Restructuring and related charges	22.6	4.5
Acquisition and integration costs	6.4	25.4
Inventory purchase accounting adjustment	2.6	8.5
Gain from insurance proceeds related to Venezuela fire	-	(26.4)
Accrual for Venezuela fire clean-up	-	7.6
Shareholder litigation recoveries	-	(1.8)

Adjusted EBITDA	$375.2	$283.7

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED OPERATING INCOME AND PRO FORMA RECONCILIATION
(dollars in millions)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
	Revlon, Inc.	Revlon, Inc.	Colomer	Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)	(Unaudited)
Segment Net Sales:
Consumer	$383.3	$390.5	$-	$-	$390.5
Professional	117.7	100.5	9.8	-	110.3
Total Segment Net Sales	$501.0	$491.0	$9.8	$-	$500.8

Segment Profit:
Consumer	$115.6	$107.0	$-	$-	$107.0
Professional	16.3	5.1	(0.4)	-	4.7
Total Segment Profit	$131.9	$112.1	$(0.4)	$-	$111.7
Unallocated Corporate Expenses	23.2	20.1	-	-	20.1
Total Adjusted EBITDA	$108.7	$92.0	$(0.4)	$-	$91.6

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$45.9	$6.7	$(0.5)	$26.2	$32.4

Interest expense	20.5	23.0	0.1	0.8	23.9
Interest expense - preferred stock dividends	-	0.1	-	-	0.1
Amortization of debt issuance costs	1.4	1.4	-	0.1	1.5
Foreign currency losses (gains), net	7.1	0.5	(0.3)	-	0.2
Loss on early extinguishment of debt	-	1.6	-	-	1.6
Miscellaneous, net	1.0	0.2	-	-	0.2
Operating income	75.9	33.5	(0.7)	27.1	59.9

Non-recurring items:
Restructuring and related charges	3.8	2.3	-	-	2.3
Acquisition and integration costs	1.0	19.1	-	(19.1)	-
Inventory purchase accounting adjustment	-	8.5	-	(8.5)	-
Accrual for Venezuela fire clean-up	-	3.1	-	-	3.1
Adjusted operating income	80.7	66.5	(0.7)	(0.5)	65.3

Non-cash stock compensation expense	1.8	0.2	-	-	0.2
Depreciation and amortization	26.2	25.3	0.3	0.5	26.1

Adjusted EBITDA	$108.7	$92.0	$(0.4)	$-	$91.6

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED OPERATING INCOME AND PRO FORMA RECONCILIATION
(dollars in millions)

	Year Ended December 31, 2014	Year Ended December 31, 2013
	Revlon, Inc.	Revlon, Inc.	Colomer	Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)	(Unaudited)
Segment Net Sales:
Consumer	$1,438.3	$1,394.2	$-	$50.7	$1,444.9
Professional	502.7	100.5	414.2	(50.7)	464.0
Total Segment Net Sales	$1,941.0	$1,494.7	$414.2	$-	$1,908.9

Segment Profit:
Consumer	$347.6	$347.2	$-	$2.1	$349.3
Professional	104.8	5.1	54.9	10.9	70.9
Total Segment Profit	$452.4	$352.3	$54.9	$13.0	$420.2
Unallocated Corporate Expenses	77.2	68.6	3.2	-	71.8
Total Adjusted EBITDA	$375.2	$283.7	$51.7	$13.0	$348.4

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$117.4	$70.6	$41.4	$13.2	$125.2

Interest expense	84.4	73.8	4.9	17.5	96.2
Interest expense - preferred stock dividends	-	5.0	-	-	5.0
Amortization of debt issuance costs	5.5	5.2	-	1.9	7.1
Foreign currency losses (gains), net	25.0	3.7	(2.5)	-	1.2
Loss on early extinguishment of debt	2.0	29.7	-	-	29.7
Miscellaneous, net	1.2	1.0	(0.7)	-	0.3
Operating income	235.5	189.0	43.1	32.6	264.7

Non-recurring items:
Restructuring and related charges	22.6	4.5	0.5	-	5.0
Acquisition and integration costs	6.4	25.4	-	(25.4)	-
Inventory purchase accounting adjustment	2.6	8.5	-	(8.5)	-
Gain from insurance proceeds related to Venezuela fire	-	(26.4)	-	-	(26.4)
Accrual for Venezuela fire clean-up	-	7.6	-	-	7.6
Shareholder litigation recoveries	-	(1.8)	-	-	(1.8)
Adjusted operating income	267.1	206.8	43.6	(1.3)	249.1

Non-cash stock compensation expense	5.5	0.2	-	-	0.2
Depreciation and amortization	102.6	76.7	8.1	14.3	99.1

Adjusted EBITDA	$375.2	$283.7	$51.7	$13.0	$348.4

REVLON, INC. AND SUBSIDIARIES
ADJUSTED INCOME FROM CONTINUING OPERATIONS RECONCILIATION
(dollars in millions)

	Three Months Ended
	December 31,
	2014	2013	2013 Pro Forma (a)
	(Unaudited)
Reconciliation to income from continuing operations before income taxes:

Income from continuing operations before income taxes	$45.9	$6.7	$32.4

Non-recurring items:
Loss on early extinguishment of debt	-	1.6	1.6
Restructuring and related charges	3.8	2.3	2.3
Acquisition and integration costs	1.0	19.1	-
Accrual for Venezuela fire clean-up	-	3.1	3.1
Inventory purchase accounting adjustment	-	8.5	-

Adjusted income from continuing operations before income taxes	$50.7	$41.3	$39.4

(a) See Segment Profit, Adjusted EBITDA, Adjusted Operating Income and Pro Forma Reconciliation for reconciliation of As Reported to Pro Forma results.

	Year Ended
	December 31,
	2014	2013	2013 Pro Forma (a)
	(Unaudited)
Reconciliation to income from continuing operations before income taxes:

Income from continuing operations before income taxes	$117.4	$70.6	$125.2

Non-recurring items:
Loss on early extinguishment of debt	2.0	29.7	29.7
Foreign currency loss, Venezuela re-measurement	6.0	0.6	0.6
Restructuring and related charges	22.6	4.5	5.0
Acquisition and integration costs	6.4	25.4	-
Inventory purchase accounting adjustment	2.6	8.5	-
Gain from insurance proceeds related to Venezuela fire	-	(26.4)	(26.4)
Accrual for Venezuela fire clean-up	-	7.6	7.6
Shareholder litigation recoveries	-	(1.8)	(1.8)

Adjusted income from continuing operations before income taxes	$157.0	$118.7	$139.9

(a) See Segment Profit, Adjusted EBITDA, Adjusted Operating Income and Pro Forma Reconciliation for reconciliation of As Reported to Pro Forma results.

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Year Ended
	December 31,
	2014	2013
	(Unaudited)
Reconciliation to net cash provided by operating activities:

Net cash provided by operating activities	$174.0	$123.3

Less capital expenditures	(55.5)	(28.6)
Plus insurance proceeds for property, plant and equipment	-	13.1
Plus proceeds from the sale of certain assets	3.4	3.7

Free cash flow	$121.9	$111.5

CONTACT:
Revlon, Inc.
Investor Relations, 212-527-5230